UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Semrush Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 26, 2026

Semrush Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

001-40276	84-4053265
(Commission File Number)	(I.R.S. Employer Identification No.)
800 Boylston Street, Suite 2475 Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

(800) 851-9959
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEMR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.           Other Events.

On December 29, 2025, Semrush Holdings, Inc., a Delaware corporation (the “Company” or “Semrush”), filed its definitive proxy statement on Schedule 14A (as such may be supplemented from time to time, the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the special meeting of Semrush’s stockholders (the “Special Meeting”) to be held in connection with the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 18, 2025, by and among the Company, Adobe Inc., a Delaware corporation (“Adobe”), and Fenway Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Adobe (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Adobe.

The Special Meeting is scheduled for February 3, 2026, beginning at 10:00 a.m. Eastern Time. Semrush’s stockholders of record as of the close of business on December 26, 2025 will be eligible to vote at the Special Meeting. The information contained in this Current Report on Form 8-K (this “Form 8-K”) should be read in conjunction with the Proxy Statement, which should be read in its entirety.

Litigation Relating to the Merger

As of the date of this Form 8-K, three lawsuits relating to the Merger (the “Lawsuits”) have been filed: (i) Steven Weiss v. Semrush Holdings, Inc., et al. Index No. 650235/2026 (the “Weiss Action”), which was filed on January 13, 2026; (ii)  Richard McDaniel vs. Semrush Holdings, Inc., et al. Index No. 650280/2026 (the “McDaniel Action”), which was filed on January 15, 2026, both of which were filed in the Supreme Court of the State of New York, County of New York, and (iii) Joel Zalvin vs. Steven Aldrich et al. Civil Action No. 26-140, which was filed on January 15, 2026, in the Superior Court of the Commonwealth of Massachusetts. The Lawsuits were filed by purported stockholders of the Company as individual actions and allege that the Proxy Statement was materially incomplete due to certain misrepresentations and omissions in violation of New York, Florida, and Massachusetts common law. The Lawsuits name as defendants the Company's directors and, in the case of the Weiss Action and the McDaniel Action, the Company and seek, among other relief, an order enjoining the consummation of the Merger. There can be no assurance regarding the ultimate outcome of the Lawsuits.

It is possible that additional, similar complaints may be filed, or that the Lawsuits described above may be amended. If this occurs, the Company does not intend to announce the filing or receipt of each additional, similar complaint or any amended complaint, unless required by law.

The Company believes that the claims asserted in the Lawsuits are without merit. However, in order to moot the unmeritorious disclosure claims and alleviate the costs, risks and uncertainties inherent in potential litigation, the Company has determined to voluntarily supplement the Proxy Statement as described in this Form 8-K. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations set forth in the Lawsuits that any additional disclosure in the Proxy Statement was or is required.

Supplemental Disclosures

The following disclosures supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. To the extent the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. All page references are to pages in the Proxy Statement, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement. For clarity, new text within restated paragraphs from the Proxy Statement is highlighted with bold, underlined text.

(a)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Background of the Merger” the disclosure in the last paragraph on page 34 is amended by replacing such paragraph with the following:

On September 12, 2025, the Semrush Board of Directors held a meeting at which the potential transaction with Adobe was discussed. At the meeting, (i) representatives of Davis Polk, counsel to Semrush, provided an overview of the Semrush Board of Directors’ fiduciary duties, including with respect to their respective consideration of Semrush’s possible acquisition by Adobe, and (ii) representatives of Centerview provided an overview of (a) the September 5 Proposal, (b) Centerview’s understanding of Adobe’s strategic rationale for pursuing the acquisition, based on publicly available information, in the context of broader mergers-and-acquisitions market conditions and (c) Centerview’s preliminary financial analysis. The Semrush Board of Directors then discussed how best to respond to Adobe. Following the discussion, the Semrush Board of Directors reviewed a range of possible responses to the September 5 Proposal but did not decide how to respond. Also on September 12, 2025, the Semrush Board of Directors formed a committee (referred to as the “Transaction Committee”), as a matter of convenience, for purposes of negotiating and evaluating the proposed transaction with Adobe. The Semrush Board of Directors appointed Mark Vranesh, as Chairperson, and Oleg Shchegolev (“Mr. Shchegolev”), and Dylan Pearce to serve as members of the Transaction Committee. The Transaction Committee was not formed in response to any actual or potential conflicts of interest. The powers of the Transaction Committee included, among other things, the power to investigate, review, evaluate, assess, negotiate and propose to the Semrush Board of Directors for its approval the terms and conditions of the proposed transaction and the power to recommend to the Semrush Board of Directors whether the proposed transaction, on the terms and conditions negotiated by Semrush, was advisable and fair to and in the best interests of Semrush. Members of the Transaction Committee were not compensated for their service on the committee.

(b)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Background of the Merger” the disclosure in the fifth full paragraph on page 36 is amended by replacing such paragraph with the following:

On September 27, 2025, Semrush entered into customary non-disclosure agreements with Party A and another financial sponsor (referred to as “Party B”), which were two of the parties contacted by Centerview, each of which included a standstill provision for the benefit of Semrush for a period of one year, with a customary “fallaway” provision providing that the standstill obligations would terminate in certain circumstances, including upon Semrush entering into a binding agreement related to the sale or a change of control of Semrush. The standstill provisions expired by their terms on November 18, 2025, when Semrush entered into the Merger Agreement. The eight other potential buyers contacted by Centerview regarding a potential process declined to enter into non-disclosure agreements with Semrush.

(c)	In the section of the Proxy Statement titled “The Merger (Proposal 1)—Background of the Merger” the disclosure in the third full paragraph on page 37 is amended by replacing such paragraph with the following:

On October 14, 2025, representatives of Adobe submitted a revised written indication of interest, dated October 13, 2025, for Adobe to acquire all of the outstanding shares of Semrush Common Stock at $12.00 per share in cash, including a request that Semrush agree to an exclusivity period of 45 days (referred to as the “October 13 Proposal”). Adobe indicated that a period of exclusivity was a condition to its willingness to commit the necessary resources in order to complete its due diligence activities and negotiate definitive agreements. The written indication of interest did not discuss the retention of Semrush management in the Surviving Corporation or their purchase, of or participation in, the equity of the Surviving Corporation. The closing price of the Class A Common Stock on October 13, 2025, was $7.10 per share of Class A Common Stock.

(d) The chart on page 48, in the section captioned “Summary of Centerview’s Financial Analyses – Selected Public Company Analysis,” is amended by adding the following:

Selected Companies	NTM EV Trading Multiple
	Revenue	EBITDA	Enterprise Value*
Amplitude. Inc.	3.3x	n.m	$1,280
Braze, Inc.	3.5x	n.m.	$2,838
DoubleVerify Holdings, Inc.	1.9x	5.8x	$1,582
Freshworks Inc.	3.0x	13.5x	$2,798
Similarweb Ltd.	1.9x	n.m.	$621
Sprinklr, Inc.	1.6x	8.6x	$1,415
Sprout Social, Inc.	1.1x	9.2x	$572
Zeta Global Holdings, Corp.	3.0x	13.2x	$4,557
Median	2.5x	9.2x	N/A

n.m.: Not Meaningful

*Dollars in millions

(e) The chart on page 49, under the second paragraph of the section captioned “Summary of Centerview’s Financial Analyses – Selected Precedent Transactions Analysis,” is amended by adding the following :

Date Announced	Target	Acquiror	EV / NTM Revenue	Enterprise Value*
October 2025	Jamf Holding Corp.	Francisco Partners Management, L.P.	2.9x	$2.2
September 2025	Integral Ad Science Holding Corp.	Novacap Management Inc.	3.0x	$2.0
September 2025	PROS Holdings, Inc.	Thoma Bravo	3.7x	$1.4
July 2025	Olo Inc.	Thoma Bravo	4.3x	$1.6
October 2024	Zuora, Inc.	Silver Lake Group, L.L.C.	3.2x	$1.6
June 2024	WalkMe Ltd.	SAP SE	3.9x	$1.2
October 2023	Livevox Holdings, Inc.	NICE Ltd.	2.5x	$0.4
March 2023	Momentive Global Inc.	STG Partners, LLC	2.9x	$1.5
Median			3.1x	$1.5

*Dollars in billions

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Except for historical information contained in this communication, the matters discussed herein contain forward-looking statements that involve risks and uncertainties. Such statements are provided under the “safe harbor” protection of the Act. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “positioning,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements include, but are not limited to, statements about transition and the impact of recent changes to our executive management team; statements regarding the expectations of demand for our products and cash flow generation; statements about improvements to and expansion of our products and platform, and launching new products; statements about future operating results, including revenue, growth opportunities, variability of expenses, ability to realize efficiencies, future spending and incremental investments, business trends, our ability to deliver profits, and growth and value for shareholders; and assumptions regarding foreign exchange rates.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions contemplated by the Merger Agreement (the “Transaction”), including the expected time period to consummate the Transaction, opportunities, anticipated future performance, expected share buyback programs and expected dividends. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers;  the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the risk of various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control.  All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024 (and which is available at https://www.sec.gov/Archives/edgar/data/1831840/000162828025009448/semr-20241231.htm), quarterly reports on Form 10-Q and other documents subsequently filed by the Company with the Securities Exchange Commission (“SEC”) and that are available at https://investors.semrush.com/financials/sec-filings/default.aspx and at https://www.sec.gov/edgar/search/#/ciks=0001831840&entityName=SEMrush%2520Holdings%252C%2520Inc.%2520(SEMR)%2520(CIK%25200001831840). The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements.  The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the Transaction, on December 18, 2025, the Company filed with the SEC a proxy statement on Schedule 14A. On December 29, 2025, the Company filed with the SEC a definitive proxy statement on Schedule 14A related to a special meeting of its stockholders. A definitive proxy statement has been sent to the stockholders of the Company seeking their approval of the Transaction and other related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT ON SCHEDULE 14A, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the proxy statement, and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov.  Copies of documents filed with the SEC by the Company are available free of charge by accessing the Company’s website at https://investors.semrush.com/financials/sec-filings/default.aspx or by contacting the Company via email by sending a message to ir@semrush.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, are included in the proxy statement related to the Transaction, which were filed with the SEC. Information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 3, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1831840/000162828025009448/semr-20241231.htm), and in the sections entitled “Corporate Governance,” and “Security Ownership of Certain Beneficial Owners and Management,” included in the Company’s definitive proxy statement in connection with its 2025 Annual Meeting of Stockholders, as filed the SEC on April 17, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1831840/000162828025018235/semr-20250417.htm).  To the extent holdings of the Company’s securities by its directors or officers have changed since the amounts set forth in the Company’s definitive proxy statement in connection with the 2025 Annual Meeting of

Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4.   Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Transaction are included in the proxy statement and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the SEC’s website at https://www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: January 26, 2026	By:	/s/ David Mason
David Mason
Chief Legal Officer and Secretary